EXHIBIT 99.1

August 17, 2021

Tofutti Press Release

Company Contact:	Steve Kass
Chief Executive and Financial Officer
(908) 272-2400
(908) 272-9492 (Fax)

TOFUTTI ANNOUNCES RESULTS FOR THIRTEEN
AND TWENTY-SIX WEEKS ENDED JULY 3, 2021

Cranford, New Jersey — August 17, 2021 — TOFUTTI BRANDS INC. (OTCQB Symbol: TOFB) today announced its results for the thirteen and twenty-six week periods ended July 3, 2021.

Tofutti Brands reported net sales for the thirteen weeks ended July 3, 2021 of $3,027,000 compared to net sales of $3,243,000 for the thirteen weeks ended June 27, 2020. Sales of vegan cheese products decreased slightly to $2,497,000 in the 2021 period from $2,547,000 in the 2020 period due to manufacturing delays at our co-packing facility for vegan cheese slices, which have since been resolved. Frozen dessert and frozen food products sales decreased by $166,000 to $530,000 in the thirteen weeks ended July 3, 2021 from $696,000 for the thirteen weeks ended June 27, 2020. The decrease in frozen dessert sales was due to the discontinuance of Yours Truly cones and Marry Me bars in the second quarter of 2021.

The Company’s gross profit decreased to $758,000 for the thirteen weeks ended July 3, 2021 from $1,015,000 for the thirteen weeks ended June 27, 2020, and its gross profit percentage decreased to 25% for the thirteen weeks ending July 3, 2021 compared to 31% for the thirteen weeks ending June 27, 2020. Gross profit in the thirteen weeks ended July 3, 2021 was negatively impacted due to a change in the product mix of our sales, with lower margin sales accounting for a greater percentage of sales, ingredient cost increases due to COVID-related issues and higher freight costs.

The Company had net income of $28,000, or $0.01 per share (basic and diluted), for the thirteen weeks ended July 3, 2021, compared to net income of $140,000, or $0.03 per share (basic and diluted), for the thirteen weeks ended June 27, 2020.

Net sales for the twenty-six week period ended July 3, 2021 were $6,177,000 compared to net sales of $6,469,000 for the twenty-six week period ended June 27, 2020, a decrease of $292,000. Sales of vegan cheese products decreased to $5,217,000 in the 2021 period from $5,361,000 in the 2020 period due to manufacturing delays at our co-packing facility for vegan cheese slices, which have since been resolved. Sales of our frozen dessert and frozen food products decreased to $960,000 for the twenty-six weeks ended July 3, 2021 from $1,108,000 for the twenty-six weeks ended June 27, 2020. The decrease in the Company’s sales for the 2021 period was mostly due to the decrease in frozen dessert sales resulting from the discontinuance of Yours Truly cones and Marry Me bars in the second quarter of 2021 due to the two products’ declining sales.

The Company’s gross profit for the twenty-six week period ending July 3, 2021 was $1,759,000 compared to $2,011,000 for the twenty-six week period ending June 27, 2020. The Company’s gross profit percentage decreased to 28% for the twenty-six weeks ending July 3, 2021 compared to 31% for the twenty-six weeks ending June 27, 2020. Gross profit in the twenty-six week period ended July 3, 2021 was negatively impacted due to a change in the product mix of our sales, with lower margin sales accounting for a greater percentage of sales, ingredient cost increases due to COVID-related issues and higher freight costs.

The Company had net income of $108,000, or $0.02 per share (basic and diluted), for the twenty-six weeks ended July 3, 2021 compared to net income of $190,000, or $0.04 per share (basic and diluted), for the twenty-six weeks ended June 27, 2020.

As of July 3, 2021, the Company had approximately $2,069,000 in cash and our working capital was approximately $4,728,000, compared with approximately $1,459,000 in cash and working capital of $4,691,000 at January 2, 2021. The increase in cash during the first twenty-six weeks of 2021 was due to the $610,000 provided by operating activities, which benefitted from improved accounts receivable collection.

Mr. Steven Kass, Chief Executive and Financial Officer of the Company stated, “We are pleased with our continued success in generating cash from operations which has resulted in our strong cash position at July 3, 2021. We believe that the production difficulties that impacted our revenues in 2021 have been resolved and that we are poised to achieve improved results during the remainder of this year,” concluded Mr. Kass.

About Tofutti Brands Inc. Founded in 1981, Tofutti Brands Inc. develops and distributes a complete line of plant-based products. The Company sells more than 35 milk-free foods including cheese products, frozen desserts and prepared frozen dishes. Tofutti Brands Inc. is a proven innovator in the food industry and has developed a full line of delicious and healthy dairy-free foods. Available throughout the United States and in more than 15 countries, Tofutti Brands answers the call of millions of people who are allergic or intolerant to dairy or wish to maintain a kosher or vegan diet. Tofutti’s product line includes plant-based ice cream pints, cones, Tofutti Cutie® sandwiches and novelty bars. Tofutti also sells a prepared food entrée, Mintz’s Blintzes®, made with Tofutti’s milk-free cheeses such as Better Than Cream Cheese® and Sour Supreme®. For more information, visit www.tofutti.com.

Forward-Looking Statements. Some of the statements in this press release concerning the Company’s future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to the impact of COVID-19 on the economy and our operations, business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

TOFUTTI BRANDS INC.

Condensed Statements of Income

(in thousands, except per share figures)

	Thirteen weeks ended July 3, 2021	Thirteen weeks ended June 27, 2020	Twenty-six weeks ended July 3, 2021	Twenty-six weeks ended June 27, 2020

Net sales	$3,027	$3,243	$6,177	$6,469
Cost of sales	2,269	2,228	4,418	4,458
Gross profit	758	1,015	1,759	2,011

Operating expenses	724	799	1,603	1,732

Income before interest expense and income taxes	34	216	156	279
Interest expense	6	7	12	13
Income before income tax	28	209	144	266
Income tax expense	—	69	36	76

Net income	$28	$140	$108	$190

Weighted average common shares outstanding:
Basic	5,154	5,154	5,154	5,154
Diluted	5,436	5,436	5,436	5,154

Earnings per common share:
Basic	$0.01	$0.03	$0.02	$0.04
Diluted	$0.01	$0.03	$0.02	$0.04

TOFUTTI BRANDS INC.

Condensed Balance Sheets

(in thousands, except share and per share figures)

	July 3, 2021	January 2, 2021
Assets
Current assets:
Cash	$2,069	$1,459
Accounts receivable, net of allowance for doubtful accounts and sales promotions of $487 and $457, respectively	1,409	2,078
Inventories	2,031	1,997
Prepaid income taxes	29	—
Prepaid expenses and other current assets	41	88
Total current assets	5,579	5,622

Equipment, net	130	135
Operating lease right-of-use assets	170	224
Deferred tax assets	83	83
Other assets	24	19
Total assets	$5,986	$6,083

Liabilities and Stockholders’ Equity
Current liabilities:
SBA loan payable	$165	$112
Income taxes payable	—	117
Accounts payable	360	219
Accrued expenses	363	535
Total current liabilities	888	983

Convertible note payable-long term-related party	500	500
SBA loan payable, net of current portion	—	53
Operating lease liabilities	66	123
Total liabilities	1,454	1,659

Stockholders’ equity:
Preferred stock - par value $.01 per share; authorized 100,000 shares, none issued and outstanding	—	—
Common stock - par value $.01 per share; authorized 15,000,000 shares, issued and outstanding 5,153,706 shares	52	52
Additional paid-in capital	207	207
Retained earnings	4,273	4,165
Total stockholders’ equity	4,532	4,424
Total liabilities and stockholders’ equity	$5,986	$6,083